SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): December 15, 1997


                          Piper Jaffray Companies Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                       1-7421                     41-1233380
(State of Incorporation       (Commission file number)       (I.R.S. Employer
                                                             Identification No.)


      Piper Jaffray Tower
      222 South Ninth Street
      Minneapolis, Minnesota                            55402
 (Address of principal executive offices)            (Zip Code)



                                (612) 342-6000
                         (Registrant's telephone number)

Items 1-4.  Not Applicable.

Item  5.    Tender Offer and Merger.

      On December 15, 1997, Piper Jaffray Companies Inc., a Delaware corporation (the "Company"), and U.S. Bancorp, a Delaware corporation ("USB"), issued a joint press release (the "Press Release") announcing that they had entered into an Agreement and Plan of Merger, dated as of December 14, 1997 (the "Merger Agreement"), by and among the Company, USB and a wholly owned subsidiary of USB ("Merger Sub"). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") and each share of common stock of the Company, par value $1.00 per share (the "Shares"), excluding Treasury Shares and Dissenters' Shares (as each such capitalized term is defined in the Merger Agreement), will be converted into the right to receive $37.25 in cash, without interest thereon, on the effective date of the Merger. Following the announcement that USB and the Company had entered into the Merger Agreement, representatives of USB and the Company made a presentation to financial analysts regarding the proposed Merger. Copies of the Merger Agreement, the Press Release and the Analyst Presentation Materials are attached as Exhibits 2, 99(a) and 99(b) hereto. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the specific terms and conditions of the Merger Agreement which are incorporated by reference to
Exhibit 2 hereto, including that the Merger Agreement is conditioned upon being duly adopted by the requisite vote of the holders of outstanding shares of the Company's common stock entitled to vote thereon.



                           FORWARD-LOOKING INFORMATION

      Exhibits 99(a) and 99(b) hereto each contain certain forward-looking statements that involve risks and uncertainties. Such statements relate to the financial condition, results of operations, plans, objectives, future performance and business of USB on a pro forma combined basis following the consummation of the Merger and include forward-looking statements with respect to the impact on reported revenue and earnings and expected benefits to be achieved by the pro forma combined entity as well as other statements modified by the words "believes," "expects," "anticipates," or similar expressions. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things (i) a delay in the expected time frame for the consummation of the Merger or the integration of the businesses of the Company and USB, (ii) lower than expected revenues and earnings as a result, for example, of greater than expected customer loss, integration costs or business disruption following the Merger or the failure to retain key employees, (iii) increased competitive pressures in the banking and securities industries, (iv) changes in economic or business conditions, generally, or in the states or regions in which the combined entity will operate, (v) statutory or regulatory changes affecting the businesses in which the combined entity will operate and (vi) changes in the securities markets.

Item 6.     Not Applicable.

Item 7.     Financial Statements and Exhibits.

            (a) - (b)  Not Applicable.

            (c)  Exhibits Required by Item 601 of Regulation S-K

            Exhibit     Description

            2 Agreement and Plan of Merger, dated December 14, 1997, among the Company, USB and Merger Sub.

            99(a) Joint Press Release, dated December 15, 1997, of USB and the Company announcing the execution of the Merger Agreement.

            99(b)       Analyst presentation materials, dated December 15, 1997.



Items 8-9.  Not Applicable.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PIPER JAFFRAY COMPANIES INC.



Dated:  December 19, 1997             By:   /s/ Addison Piper
                                            Addison L. Piper
                                            Chief Executive Officer,
                                            President and Chairman

                                  EXHIBIT INDEX

Exhibit     Description                                        Method of Filing

2           Agreement and Plan of Merger, dated December 14,     Electronic
            1997, among the Company, USB and Merger Sub          Transmission

99(a)       Joint Press  Release,  dated  December 15, 1997, of  Electronic
            the Company and USB announcing the execution of      Transmission
            the Merger Agreement

99(b)       Analyst presentation materials, dated                Electronic
            December 15, 1997                                    Transmission